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                                  EXHIBIT 10.12

                          MANAGEMENT SERVICES AGREEMENT



THIS AGREEMENT dated the 31st day of January, 2000.



BETWEEN:

MDU COMMUNICATIONS INTERNATIONAL, INC., a body corporate duly incorporated under the laws of State of Delaware and having its offices at Suite 108, 11951 Hammersmith Way, Richmond, British Columbia V7A 5H9;

(the "Company")



AND:

CORUS FINANCIAL CORP., a body corporate duly incorporated under the laws of the Province of British Columbia and having its business office at Suite 305, 250 West 4th Street, North Vancouver, British Columbia V7M 1H7;

(the "CFC")



AND:

ROBERT ADRIAN BIAGIONI, an individual having his residence at Suite 305, 250 West 4th Street, North Vancouver, British Columbia, V7M 1H7;

(the "Executive")




RECITALS

WHEREAS, the Executive is under an exclusive services agreement to CFC.

WHEREAS, the Company wishes to obtain the services of the Executive, CFC is willing to provide the service of the Executive and the Executive is willing to provide his service to the Company upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:


CONTRACT FOR SERVICES

1.1 The Company hereby engages CFC to provide the services of the Executive to be the Chief Financial Officer of the Company and CFC hereby agrees to supply the services of the Executive as Chief Financial Officer of the Company. The Executive shall perform all duties incident to such position of Chief Financial Officer and other duties as may reasonably be required from time to time by the Chief Executive Officer of the Company.

1.2 CFC consents to the Executive acting as a Director of the Company or one or more affiliated or associated companies.

1.3 In addition, during the term of this Agreement the Company may also request that the Executive assume senior executive management roles with its associated companies pursuant to the terms of agreements executed between its associated companies.


LOCATION

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2.     CFC shall cause the Executive to provide the services at the time and in the manner set forth herein. The Executive shall perform his duties out of the Richmond, British Columbia office of the Company, but the Company may, in its discretion, direct that the duties be provided on occasion in other locations maintained by the Company, provided that any permanent relocation of the Executive the parties agree to renegotiate the terms of this Agreement.

EXTENT OF SERVICE

3. The Executive shall, during the term of this contract, devote at least 35 hours per work week to the business of the Company, but may continue as a director or consultant to any other company, firm, or individual that is not in competition with the Company, so long as his association with such company, firm or individual does not interfere with his attention to the Company's business.

FEES AND EXPENSES

4.1 In consideration of CFC providing the services of the Executive, the Company shall pay to CFC, a fee, plus applicable taxes, in equal semi-monthly installments, at $13,500.00 per month. The Company may pay to CFC, bonuses as and when declared by the Company's Board of Directors. The Company shall reimburse the Executive directly for all reasonable, necessary and approved travel and other expenses incurred by the Executive in connection with the provision of services hereunder, however, for all such expenses the Executive shall furnish statements and receipts.

4.2 CFC will be responsible for the payment of all withholdings for Federal and Provincial income tax, Employment Insurance and Canada Pension Plan that may be required in respect of the Executive and shall make and remit same as and when required. CFC shall indemnify and hold harmless the Company and each of its officers and Directors from any liability in respect thereof.

OPTIONS

5. In addition to the fees provided for in Section 4 and all other amounts payable to CFC hereunder, CFC shall be entitled to participate in other company incentive plans or employee incentive stock options in respect of unissued Common shares in the capital stock of the Company and its associated companies, such options to be exercisable for a minimum period of five years from the date of grant, a maximum vesting period of three (3) years and with such other conditions as are determined by the Board of Directors of each company and as are prescribed by the policies of the stock exchanges on which the Common shares of the each company are listed.

ABSENCE

6. CFC shall be entitled to temporarily cease providing the services from time to time without any abatement or reduction of the fees payable herein, provided that such decrease does not exceed:

(a) 5 weeks per year during the first year of the term of this Agreement; and

(b)      6 weeks per year thereafter.

While the Company shall endeavor to accommodate CFC's wishes with respect to the timing of such absences, they shall be taken at such time as the Company shall determine having regard to the requirements of the Company's business.


CONFIDENTIAL INFORMATION

7. CFC and the Executive shall well and faithfully provide the service to the Company, and use their best efforts to promote the interest thereof and shall not disclose (either during the term of this Agreement or at any time thereafter) the private affairs of the Company or any trade secret of the Company, to any persons other than the Directors of the Company and shall not use (either during the continuance of this Agreement or at any time thereafter) for their own purposes, or for any purposes other than those of the Company, any information their may acquire with respect to the Company's affairs. CFC and the Executive further agree to execute such further and other agreements concerning the secrecy of the affairs of the Company, as the Directors of the Company shall reasonably request. Furthermore, without restricting the generality of the foregoing, CFC and the Executive shall not either during the term of this Agreement or any time thereafter, directly or indirectly divulge to any person, firm or corporation:

         (a) any intellectual property, proprietary information, know-how, trade secrets, processes, product specifications, new product information or methods of doing business acquired in the course of providing the services hereunder;

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         (b) any information with respect of Company personnel or organization, or any of the financial affairs or business plans of the Company; or

         (c) any information in respect of Company pricing policies, sales statistics, sales and marketing plans and strategies, profits, costs, or sourcing of clients.


DISABILITY

8. If the Executive shall, at any time, by reason of illness or mental or physical disability, be incapacitated from providing all or a material part of the services required by of this Agreement, CFC shall furnish the Directors of the Company with medical evidence to prove such incapacity and cause thereof, and thereupon CFC shall be entitled to receive the fees payable pursuant to Section 4 without abatement or reduction for a maximum period of 180 days from the commencement of the disability. If the Executive is unable to return to the performance of the services at the standard they were performed prior to the incapacity, the Company may terminate the Agreement at any time after the 180 days, by written notice.

TERM OF AGREEMENT

9. This Agreement shall become effective on the 16th day of January 2000, and shall continue thereafter unless terminated upon mutual consent of CFC, the Executive and the Company, or until termination by CFC, the Executive or the Company in accordance with Sections 10 or 11, whichever is earlier.

TERMINATION FOR CAUSE

10. Without prejudice to any remedy the Company may have against CFC or the Executive for any breach or non-performance of this Agreement, the Company may terminate this Agreement, subject to Section 16, for breach by CFC or the Executive at any time effective immediately and without notice and without any payment for any compensation either by way of anticipated earnings or damage of any kind to him whatsoever, save and except in respect of fees payable to the date of such termination. For the purposes of this paragraph, any one of the following events shall constitute breach of this Agreement sufficient for termination, provided however, that the following events shall not constitute the only reasons for termination:

         (a) guilty of any material dishonesty or gross neglect in the provision of the services hereunder; or

         (b) conviction of CFC or the Executive of any criminal offense, other than an offense which in the reasonable opinion of the Company does not affect the Executive's position as a representative of the Company; or

         (c) bankruptcy of CFC or making any arrangement or composition with its creditors; or

         (d) alcoholism or drug addiction of the Executive which impairs his ability to provide the services required hereunder; or

         (e) excessive and unreasonable absence of the Executive from the performance of the services for any reason other than for absence or incapacity specifically allowed hereunder.


TERMINATION WITHOUT CAUSE

11.1 CFC and the Executive shall be entitled to terminate this Agreement, at any time by giving four (4) weeks notice in writing to the Board of Directors of the Company.

11.2 The Company shall be entitled to terminate this Agreement at any time by the Company upon giving CFC and the Executive notice in writing of such termination and upon payment to CFC of all fees and other amounts owing up to the date of termination and a termination payment in an amount equal to the fees due under Section 4.1 for a period of 24 months in full satisfaction of all claims that CFC or the Executive may have against the Company.

11.3 In the event of a change in control of the Company and for a period of 12 months after the closing of a change in control transaction, the Company shall be entitled to terminate this Agreement upon giving CFC and the Executive notice in writing of such termination and upon payment to CFC of all fees and other amounts owing up to the date of termination and a termination payment in an amount equal to the fees due under Section 4.1 for a period of 36 months in full satisfaction of all claims that CFC or the Executive may have against the Company. For a period of 12 months following the change in control of the Company, at the option of CFC and the Executive, CFC and the Executive may terminate the Agreement upon giving notice to the Company and the

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Company will pay to CFC all fees and other amounts owing up to the date of termination and a termination payment in an amount equal to the fees due under Section 4.1 for a period of 36 months in full satisfaction of all claims that CFC or the Executive may have against the Company.

INDEMNITY AND RESIGNATION

12.1 As a Delaware corporation, the Company hereby indemnifies CFC, the Executive, his heirs, executors, administrators and personal representatives (collectively, the "Indemnitees") to the maximum extent of the law of the State of Delaware and the Company's certificate of incorporation.

12.2 As the Company's head office, subsidiaries and majority of operations are located in Canada and subject to the CANADA BUSINESS CORPORATIONS ACT, as amended from time to time (the "Act"), the Company hereby indemnifies the Indemnities and save the Indemnitees harmless against all cost, charges and expenses actually and reasonably incurred by the Indemnitees in law, in equity or under any statute or regulation in connection with any civil, criminal or administrative claim, action, proceeding or investigation to which the Indemnitees are made a party or in which they are otherwise involved as a witness or other participant by reason of the Executive being or having been an officer or Director of the Company or its affiliated or associated companies, including any action brought by the Company or affiliated companies, if:

         (a) the Executive acted honestly and in good faith with a view to the best interests of the Company or affiliated companies; and

         (b) in the case of a criminal or administrative claim, action, proceeding or investigation, the Executive had reasonable grounds for believing that his conduct was lawful.

12.3 CFC and the Executive hereby jointly and severally indemnifies the Company and its affiliated or associated companies (the "Group"), its officers, Directors and agents and save the Group harmless against all cost, charges and expenses actually and reasonably incurred by the Group in law, in equity or under any statute or regulation in connection with any civil, criminal or administrative claim, action, proceeding or investigation to which the Group are made a party or in which they are otherwise involved as a witness or other participant by reason of CFC or the Executive:

         (a)      having breached a non-competition agreement;

         (b) having used or having caused, permitted, or acquiesce in the use by the Group of proprietary or confidential business information or intellectual property of a third party or third parties in contravention of any law or agreement to which the Executive, CFC or the Group is subject or to which any is a party or by which any is bound;

         (c)      having an undisclosed conflict of interest; or

         (d) having breached any term of this Agreement, or in the case of the Executive, having breached his fiduciary duty to the Company.

12.4 Without limiting. the generality of Section 12.2 and 12.3, the costs, charges and expenses against which the Group and CFC and the Executive will indemnify each other include:

         (a) any and all fees, costs and expenses actually and reasonably incurred by the defending party in investigating, preparing for, defending against, providing evidence in, producing documents or taking any other action in connection with any commenced or threaten action, proceeding or investigation, including reasonable legal fees and disbursements, travel and lodging costs;

         (b) any amounts reasonably paid in settlement of any action, proceeding or investigation;

         (c) any amounts paid to satisfy a judgment or penalty, including interest and costs; and

         (d) all costs, charges and expenses reasonably incurred by the defending party in establishing their right to be indemnified pursuant to this Agreement.

12.5 If the Indemnitees, the Group or any of them are required to include in their income, or in the income of the estate of the Executive, any payment made under this Section 12 for the purpose of determining income tax payable by the Indemnitees or the Group or any of them or the estate, the Company shall pay an amount by way of indemnity that will fully indemnify the Indemnitees or estate for the amount of all liabilities described in Section
12.2 and all income taxes payable as a result of the receipt of the indemnity payment and CFC and the Executive shall pay an amount by way of indemnity that will fully indemnify the Group for the amount of all liabilities described in Section 12.3 and all income taxes payable as a result of the receipt of the indemnity payment.

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12.6   Any failure by the Executive in his capacity as a Director or officer of the Company to comply with the provisions of the Act or of the Articles of Incorporation or Bylaws of the Company will not invalidate any indemnity to which he is entitled under this Agreement.

12.7 When practical, the Company will apply for an appropriate level of directors and officers liability insurance in support of the indemnity given herein.

12.8 Upon the termination of this Agreement, the Executive will tender to the Company his resignation as an officer and or Director of the Company or any affiliate of the Company.

NON-COMPETITION

13.1 For a period of 12 months following the termination of this Agreement, for any reason whatsoever, the CFC and the Executive shall not become employed by, or enter into a contract of service or for service or be involved with or assist in any way, whether directly or indirectly, with any company, person or other entity which competes directly with the Company.

13.2 CFC and the Executive acknowledges and agrees that there can be no geographical limit to his covenant not to compete directly due to the nature of the business of the Company, the market for the Company's products, services and the technologies with which the Company is involved.

13.3 The parties to this Agreement recognize that a breach by CFC or the Executive of any of the covenants herein contained would result in damages to the Company and that the Company cannot be adequately compensated for such damages by monetary award. Accordingly, the Executive agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

13.4 CFC and the Executive will execute the Company's standard non-competition agreement as required by all senior executive staff.

OWNERSHIP AND USE OF WORK PRODUCTS

14.1 CFC and the Executive agree that any work product produced by the Executive in furtherance of the business of the Company either developed solely by the Executive or jointly with any other party will be the sole and exclusive property of the Company.

14.2 The Company acknowledges that general knowledge and experience including general techniques, concepts, methods and formulae not developed for the Company's specific application or work gained by the Executive prior to or in the course of his association with the Company, may be used by the Executive at any time prior to, during or subsequent to his association with the Company, unless a specific agreement to the contrary is entered into by CFC, the Executive and the Company, as long as the Executive is not in breach of his covenants of non-competition contained herein.

14.3 This Agreement does not apply to general techniques, formulae, concepts or method for which no equipment, supplies, facility or other resources or trade secret information of the Company was used and which was developed entirely on the Executive's own time unless such general techniques, formulae, concepts or method relates directly to the actual or specifically targeted business of the Company.

14.4 At any and all times, either during the term of this Agreement or after termination hereof, CFC and the Executive will promptly, on the request of the Company, perform all such reasonable acts and execute and deliver all such documents that may be necessary to vest in the Company the entire right, title and interest in and to any such work products determined, by the Company, to be the exclusive property of the Company. Should any such services be rendered after termination of this Agreement, a reasonable fee, mutually agreed upon by CFC, the Executive and the Company will be paid to the CFC on a per diem basis in addition to reasonable traveling and accommodation expenses incurred as a result of rendering such services.

14.5 The Executive will execute the Company's standard invention assignment agreement as required by all senior executive staff.

RETURN OF PROPERTY

15.1 In the event of termination of this Agreement, CFC and the Executive agree to return to the Company any property, which may be in the possession or control of the Executive.

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15.2   CFC and the Executive will execute the Company's standard
non-solicitation agreement as required by all senior executive staff.

SURVIVAL

16. Notwithstanding the termination of this Agreement for any reason whatsoever the provisions of Section 7, 12, 13, 14 and 15 hereof and any other provision of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

NOTICE

17. Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and will be given by personal delivery addressed as follows:

         TO:      MDU Communications International, Inc.
                  Suite 108, 11951 Hammersmith Way
                  Richmond, British Columbia
                  V7A 5H9
                  ATTENTION: CEO

         TO:      Corus Financial Corp.
                  Suite 305, 250 West 4th Street
                  North Vancouver, British Columbia
                  V7M 1H7
                  ATTENTION: PRESIDENT

AND TO:           Robert A. Biagioni, C.A.
                  Suite 305, 250 West 4th Street
                  North Vancouver, British Columbia
                  V7M 1H7

or at such other address as shall have been designated by Communication by either party to the other. Any Communication shall be conclusively deemed to have been received on the date of delivery. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions of the mails, any such Communication shall not be sent by mail but shall be given by personal delivery.


ENTIRE AGREEMENT

18. This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the services of the Executive by the Company, and with reference to any of the matters or things herein provided for, or hereinbefore discussed or mentioned with reference to such services; all promises, representations, and understandings relative thereto being merged herein.

AMENDMENTS AND WAIVERS

19. No amendment of this Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto. No waiver or any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

BENEFIT OF AGREEMENT

20. The provisions of this Agreement shall enure to the benefit of and be binding upon the legal personal representatives of the Executive and the successors and assigns of the CFC and the Company.

SEVERABILITY

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21.    If any provision of this Agreement is deemed to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision of this Agreement, and each and every section, subsection and provision of this Agreement is hereby declared and agreed to be severable from each other and every other section, subsection or provision hereof and to constitute separate and distinct covenants. CFC and the Executive hereby agree that all restrictions herein are reasonable and valid.

JURISDICTION

22. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Company, CFC and the Executive hereby irrevocably consent to the jurisdiction of the courts of the Province of British Columbia.

COPY OF AGREEMENT

23. The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.

NUMBER AND GENDER

24. Wherever the singular is used in this Agreement it is deemed to include the plural and wherever the masculine is used it is deemed to include the feminine or body politic or corporate where the context or the parties so require.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

MDU COMMUNICATIONS INTERNATIONAL, INC.


---------------------------------
Authorized Signatory


CORUS FINANCIAL CORP.


---------------------------------
Authorized Signatory


In the presence of:                                  EXECUTIVE


                                            /s/ Robert Adrian Biagioni
---------------------------------           -------------------------
Witness                                     Robert Adrian Biagioni

---------------------------------
Name

---------------------------------
Address

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